UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2005

Fair Isaac Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200, Minneapolis, Minnesota		55402-3232
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	612-758-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2005, Fair Isaac Corporation (the "Company") and Mark P. Pautsch ("Mr. Pautsch"), Vice President and Chief Information Officer of the Company, entered into a Retention Agreement (the "Pautsch Retention Agreement").

Pursuant to the Pautsch Retention Agreement, Mr. Pautsch agrees to remain employed with the Company through the close of business January 6, 2006. From September 1, 2005, through September 30, 2005, Mr. Pautsch will continue to serve as Vice President and Chief Information Officer of the Company on a full time basis at his current base salary. From October 1, 2005, through January 6, 2006, Mr. Pautsch will serve in a reduced capacity, and will not be required to devote more than 20 hours per week to the Company, at an annualized salary of $170,000.

Through January 6, 2006, Mr. Pautsch will continue to participate in and accrue benefits under the Company’s employee health, welfare and benefits plans according to the terms of those plans. However, he will not accrue vacation time after September 30, 2005, and he will not participate in any incentive compensation, bonus, profit sharing or similar plan or practice of the Company after September 1, 2005. Mr. Pautsch’s employment with the Company will terminate on the first to occur of Mr. Pautsch’s death, the close of business January 6, 2006, or on notice given by the Company.

As an inducement to Mr. Pautsch to remain in the Company’s employment through September 30, 2005, and unless Mr. Pautsch’s employment is terminated for "cause" (as defined in the Pautsch Retention Agreement), certain equity awards which would vest from September 30, 2005, through November 30, 2006, will accelerate and become immediately vested as of September 30, 2005.

As an inducement to Mr. Pautsch to remain in the Company’s employment through January 6, 2006, and unless Mr. Pautsch’s employment is terminated for cause (as described above), after his last date of employment with the Company, Mr. Pautsch will receive a retention bonus equal to 1.84 times his annual base salary at September 1, 2005. This payment is in lieu of any compensation Mr. Pautsch is entitled to receive under any other arrangement between him and the Company in connection with the termination of his employment, including the arrangements described in a letter agreement entered into in August 2000. The Company will also pay premiums for Mr. Pautsch’s health, dental and vision insurance coverage under the Company’s plans through December 31, 2006.

The Company’s obligations to provide the inducements to Mr. Pautsch as of September 30, 2005, and January 6, 2006, as described above, are contingent upon Mr. Pautsch’s execution, as of each of those dates, of a general release of any and all claims he may have against the Company and its affiliates.

The Pautsch Retention Agreement contains other terms and conditions customary in agreements of this nature, including a general assignment of the Company’s proprietary information and certain of Mr. Pautsch’s inventions to the Company, restrictions on Mr. Pautsch’s ability to compete with the Company or hire its employees, return of Company records to the Company, non-disparagement, future co-operation in certain respects, and confidentiality.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fair Isaac Corporation

September 7, 2005	By:	Andrea M. Fike

Name: Andrea M. Fike
Title: Vice President, General Counsel and Secretary